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                                                                    Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2004 relating to the financial statements and financial statement schedule of The Andersons, Inc., which appears in The Andersons, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Toledo, OH

September 28, 2004